UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2008

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress	000-52313	62-0474417
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 17, 2008, TVA entered into an agreement to issue $500 million in TVA Global Power Bonds (the “Bonds”).  The settlement date for the transaction is June 20, 2008.  The Bonds bear interest at a coupon rate of 5½ percent beginning June 15, 2008, and pay interest semi-annually on each June 15 and December 15, beginning December 15, 2008.  The Bonds mature on June 15, 2038, and are not subject to redemption prior to maturity.  Net proceeds to TVA are 99.177 percent, exclusive of expenses incurred in connection with offering the Bonds.  In addition, TVA will receive accrued interest from June 15, 2008, to the settlement date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: June 23, 2008	/s/ Kimberly S. Greene
Kimberly S. Greene
Chief Financial Officer and Executive Vice
President, Financial Services